EXHIBIT 11 UNDER FORM N-1A
                                              EXHIBIT 23 UNDER ITEM 601/REG. S-K

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditor" in Post-Effective Amendment Number 35 to the Registration Statement (Form N1-A No. 33-20673) and the related Prospectus and to the incorporation therein of our reports dated June 17, 1998, with respect to the financial statements included in the Annual Reports of Vision Group of Funds, Inc. (comprising respectively, Vision U.S. Government Securities Fund, Vision New York Municipal Income Fund, Vision Growth & Income Fund, Vision Capital Appreciation Fund, and Vision Equity Income Fund.)

                                                   Ernst & Young LLP
                                                   /s/Ernst & Young LLP

Pittsburgh, Pennsylvania
May 25, 1999